13D

CUSIP No. 497219109

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

/s/ Vinod Khosla
	Vinod Khosla	Date: April 8, 2014

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:	/s/ Vinod Khosla
	Vinod Khosla Trustee	Date: April 8, 2014

VK SERVICES, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Manager	Date: April 8, 2014

KHOSLA VENTURES ASSOCIATES II, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: April 8, 2014

KHOSLA VENTURES ASSOCIATES III, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: April 8, 2014

KHOSLA VENTURES II, L.P.

By:	Khosla Ventures Associates II, LLC, a
Delaware limited liability company and general partner of Khosla Ventures II, LP

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: April 8, 2014

KHOSLA VENTURES III, L.P.

By:	Khosla Ventures Associates III, LLC, a
Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla	Date: April 8, 2014
Vinod Khosla, Managing Member

VNK MANAGEMENT, LLC

By:	/s/ Kimberly Totah
Name:	Kimberly Totah	Date: April 8, 2014
Title:	Special Manager